As filed with the Securities and Exchange Commission on November 24, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NETSCREEN TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0469208
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

805 11th Avenue, Building 3

Sunnyvale, California 94089

(Address of Principal Executive Offices, including Zip Code)

2001 Equity Incentive Plan

2001 Employee Stock Purchase Plan

Options assumed under the 2001 Stock Plan of Neoteris, Inc.

and assumed by the Registrant

(Full Title of the Plans)

Remo E. Canessa

Chief Financial Officer and Secretary

NetScreen Technologies, Inc.

805 11th Avenue, Building 3

Sunnyvale, California 94089

(408) 543-2100

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Horace L. Nash, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street,

Mountain View, California 94041

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, par value $0.001 per share	4,099,376(1)	$23.11(3)	$94,752,977	$7,666

Common Stock, par value $0.001 per share	321,393(1)	$19.65(3)	$6,314,376	$511

Common Stock, par value $0.001 per share	1,229,834(2)	$1.58(4)	$1,943,138	$157

Totals	5,650,603			$8,334

(1)	Represents 4,099,376 shares automatically reserved for issuance upon the exercise of stock options that may be granted under the 2001 Equity Incentive Plan and 321,393 shares automatically reserved for issuance upon the exercise of purchase rights that may be granted under the 2001 Employee Stock Purchase Plan.
(2)	Represents the number of shares of the Registrant’s common stock subject to options granted pursuant to Neoteris’ 2001 Stock Plan and assumed in connection with the Registrant’s acquisition of Neoteris on November 14, 2003.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 (the “Securities Act”) and based upon the average of the high and low sales prices of Registrant’s common stock reported on the Nasdaq National Market on November 21, 2003. For the 2001 Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under such plan.
(4)	Represents the weighted average per share exercise price for such outstanding options, calculated pursuant to Rule 457(h)(1) of the Securities Act solely for the purpose of calculating the registration fee.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information. (1)

Item 2.	Registrant Information and Employee Plan Annual Information. (1)

(1)	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)	the Registrant’s annual report on Form 10-K for the fiscal year ended September 30, 2002, filed with the Commission on December 30, 2002;

(b)	the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2002 filed with the Commission on February 13, 2003;

(c)	the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the Commission on May 14, 2003;

(d)	the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2003, filed with the Commission on August 14, 2003, as amended by Amendment No. 1 to the Registrant’s quarterly report on Form 10-Q/A, filed with the Commission on August 15, 2003;

(e)	the Registrant’s current report on Form 8-K, filed with the Commission on October 6, 2003; and

(f)	the description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers and Limitation of Liability.

The Registrant’s restated certificate of incorporation provides that a director will not be personally liable for monetary damages resulting from any breach of his fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

The Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may advance expenses, as incurred, to its employees and agents in connection with a legal proceeding; and

•	the rights conferred in the Registrant’s restated bylaws are not exclusive.

In addition to the indemnification required in the Registrant’s restated certificate of incorporation and restated bylaws, the Registrant has entered into indemnity agreements with each of its current directors and executive officers. These agreements provide for the indemnification of the Registrant’s directors and executive officers for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were the Registrant’s agents. The Registrant has also obtained directors’ and officers’ insurance to cover its directors, officers and some of its employees for liabilities, including liabilities under securities laws. The Registrant believes that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in the Registrant’s restated certificate of incorporation and restated bylaws may discourage stockholders from bringing a lawsuit against the Registrant’s directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and officers, even though an action, if successful, might benefit the Registrant and other of its stockholders. Furthermore, a stockholder’s investment may be harmed to the extent that the Registrant pays the costs of settlement and damage awards against its directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of the Registrant’s directors, officers or employees regarding which indemnification by the Registrant is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

See also the undertakings set out in response to Item 9.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description
4.1	Neoteris, Inc. 2001 Stock Plan and forms of stock option agreements.
4.2	Registrant’s 2001 Equity Incentive Plan and form of stock option agreement.*
4.3	Registrant’s 2001 Employee Stock Purchase Plan.*
5.1	Opinion of Fenwick & West LLP.
23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, independent auditors.
24.1	Power of Attorney (see page 3).

*	Incorporated by reference to the Registrant’s registration statement on Form S-1/A (File No. 333-71048), filed with the Commission on December 10, 2001.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, state of California, on the 24th day of November, 2003.

NETSCREEN TECHNOLOGIES, INC.

By:	/s/ REMO E. CANESSA

Remo E. Canessa Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the following page constitutes and appoints Robert D. Thomas and Remo E. Canessa, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Principal Executive Officer:

/s/ ROBERT D. THOMAS Robert D. Thomas	President, Chief Executive Officer and Director	November 24, 2003

Principal Financial Officer And Principal Accounting Officer:

/s/ REMO E. CANESSA Remo E. Canessa	Chief Financial Officer and Corporate Secretary	November 24 2003

Additional Directors:

/s/ FENG DENG Feng Deng	Vice President of Engineering and Director	November 24, 2003

/s/ ALAN L. EARHART Alan L. Earhart	Director	November 24, 2003

/s/ MICHAEL L. GOGUEN Michael L. Goguen	Director	November 24, 2003

/s/ KATHERINE M. JEN Katherine M. Jen	Director	November 24, 2003

/s/ FRANK J. MARSHALL Frank J. Marshall	Director	November 24, 2003

/s/ THOMAS F. MENDOZA Thomas F. Mendoza	Director	November 24, 2003

/s/ VICTOR E. PARKER, JR. Victor E. Parker, Jr.	Director	November 24, 2003

Exhibit Index

Exhibit Number	Exhibit Description

4.1	Neoteris, Inc. 2001 Stock Plan and forms of stock option agreements.

4.2	Registrant’s 2001 Equity Incentive Plan and form of stock option agreement.*

4.3	Registrant’s 2001 Employee Stock Purchase Plan.*

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent auditors.

24.1	Power of Attorney (see page 3).

*	Incorporated by reference to the Registrant’s registration statement on Form S-1/A (File No. 333-71048), filed with the Commission on December 10, 2001.